UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2014

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On January 27, 2014, LGE Holdco VII B.V., a private limited company incorporated under Dutch law (Bidco) and a subsidiary of Liberty Global plc, a public limited company incorporated under English law (Liberty Global), Ziggo N.V., a public limited liability company incorporated under Dutch law (Ziggo) and Liberty Global, as guarantor, entered into a merger protocol (the Merger Protocol).
The Merger Protocol provides that, upon the terms of and subject to the conditions set forth therein, Bidco will make, declare unconditional and settle a public offer for all shares of Ziggo not already held by Liberty Global and its affiliates (the Offer). The Offer will result in Ziggo becoming an indirect subsidiary of Liberty Global.
Pursuant to the Merger Protocol (subject to customary anti-dilution adjustment provisions) each ordinary share of Ziggo issued and outstanding immediately prior to the settlement of the Offer (excluding shares held by Ziggo or its subsidiaries in treasury) that is validly tendered and accepted pursuant to the Offer (subject to the terms and conditions of the Offer) will be acquired in consideration for (i) 0.2282 Class A ordinary shares of Liberty Global; (ii) 0.1674 Class C ordinary shares of Liberty Global (or 0.5630 Class C ordinary shares of Liberty Global after the completion of Liberty Global’s announced stock dividend); and (iii) €11.00 ($15.05 at the January 27, 2014 exchange rate) in cash, per share (collectively, the Offer Price).
If Bidco acquires 95% of the Ziggo shares (including those shares already held by Liberty Global and its affiliates), Bidco intends to initiate the statutory squeeze-out proceedings to obtain 100% of Ziggo shares. If Bidco acquires less than 95% but at least 80% of Ziggo shares, Bidco intends to acquire the entire business of Ziggo, at the same price and for the same consideration as the Offer, pursuant to an asset sale, followed by a liquidation of Ziggo. This asset sale and liquidation is subject to Ziggo Extraordinary General Meeting (the EGM) approval. The Ziggo supervisory and management boards have each agreed to unanimously recommend that Ziggo shareholders tender into the Offer and vote in favor of the asset sale and liquidation.
Pursuant to the Merger Protocol, Liberty Global intends to integrate and align its Dutch business with that of Ziggo to fully benefit from their combined reach, scale and resources. Pursuant to the Merger Protocol, the integrated business will be managed by a single management team. The supervisory board of Ziggo (and, to the extent combined with Liberty Global's Dutch business, such combined company) will consist of three members selected by Liberty Global and two members of the current Ziggo supervisory board. The management board of each such company will consist of at least four members, where the CEO and CFO will be selected by Liberty Global and the other members will be selected in accordance with criteria agreed in the integration process.
Liberty Global, Bidco and Ziggo have made customary representations, warranties and covenants in the Merger Protocol, including, amongst others, covenants to conduct their respective businesses in the ordinary course, during the period from the date of the Merger Protocol until the earlier of the termination of the Merger Protocol or the settlement date of the Offer. During such period, Ziggo has agreed not to engage in transactions such as changes to its legal, accounting or fiscal structure; payment of any dividend; incurrence of indebtedness; and entry, amendment or termination of material contracts. During such period, Liberty Global has also agreed not to engage in certain transactions including distribution of any non-cash assets (subject to certain exceptions) and investments of a transformative nature. Furthermore, Liberty Global, Bidco and Ziggo have agreed to certain covenants in respect of financing, corporate governance, post-closing measures, strategy, organization, integration, employees, security and privacy for three years, or two years in the case of financing covenants, after settlement of the Offer.
In the Merger Protocol, Liberty Global, Bidco, and Ziggo have committed to use their reasonable best efforts to take, or cause to be taken, all actions that are reasonably necessary, proper or advisable to consummate and make effective the Offer and the other transactions contemplated by the Merger Protocol, subject to the terms and conditions of the Merger Protocol.

The completion of the Offer is subject to customary closing conditions, including (without limitation):

•
a minimum acceptance level of at least 95% of Ziggo’s shares, which will be reduced to 80% in the event that the asset sale and liquidation is approved at the EGM (however Liberty Global may waive the minimum acceptance condition without the consent of Ziggo if the acceptance level is at least 65%);

•	competition clearance having been obtained;

•	no material adverse effect having occurred; and

•	no revocation, amendment or qualification of the recommendation by the Ziggo board of directors having been made.
In addition to customary termination provisions, Liberty Global and Ziggo may terminate the Merger Protocol in the event that an independent third party makes an offer which, in the reasonable opinion of the Ziggo supervisory and management board, is substantially more beneficial than Liberty Global’s offer, exceeds the Offer Price by 8% and is launched or is committed to be launched within eight weeks (a Competing Offer). On termination of the Merger Protocol by Ziggo due to a material breach of the Merger Protocol by Liberty Global, Liberty Global will be obligated to pay to Ziggo a €69.5 million ($95.1 million at the January 27, 2014 exchange rate) reverse termination fee. If the Merger Protocol is terminated because the competition clearance is not obtained, Liberty Global will be obligated to pay to Ziggo a €200.0 million ($273.6 million at the January 27, 2014 exchange rate) reverse termination fee. On termination of the Merger Protocol by Liberty Global due to (i) a material breach of the Merger Protocol by Ziggo, (ii) a Competing Offer having been made or (iii) the revocation or amendment of the recommendation of the Ziggo board, other than circumstances linked to a decline in Liberty Global’s share price, Ziggo will be obligated to pay to Liberty Global a €69.5 million termination fee.
The foregoing description of the Merger Protocol and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Protocol, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.
The Merger Protocol has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Liberty Global or Ziggo, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Protocol were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Protocol; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Protocol instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The shareholders and other investors of Liberty Global and Ziggo are not third-party beneficiaries under the Merger Protocol and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Liberty Global and Ziggo, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Protocol, which subsequent information may or may not be fully reflected in public disclosures by Liberty Global and Ziggo.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with signing the Merger Protocol, certain subsidiaries of Liberty Global entered into the following agreements:

Acquisition Facility Agreement

On January 27, 2014, Liberty Global’s wholly-owned subsidiary, LGE HoldCo VII B.V., as borrower (the Original Borrower), entered into a new senior facilities agreement dated January 27, 2014 (the Acquisition Facility), pursuant to which the lenders thereunder agreed to provide the Original Borrower with (i) a euro-denominated term loan B4 facility with an initial commitment of €434.0 million ($593.7 million at the January 27, 2014 exchange rate) and a United States (U.S.) dollar-denominated term loan B4 facility with an initial commitment of zero (together, the Ziggo Facility) and (ii) a multi-currency revolving facility in a total amount of €650.0 million ($889.1 million at the January 27, 2014 exchange rate) (the RCF). The lenders’ commitments may be increased with the prior consent of the lenders. The Ziggo Facility is repayable at maturity on January 15, 2022. The final maturity date of the RCF is June 30, 2020.

All amounts borrowed under the Ziggo Facility shall be applied (i) towards financing a portion of the purchase price payable in relation to the acquisition of shares in Ziggo as contemplated by the Merger Protocol and the repayment, redemption or refinancing of any financial indebtedness used directly or indirectly to acquire shares in Ziggo, (ii) towards financing any related original issue discount, fees, costs and expenses, and (iii) for the general corporate purposes of the borrower. All amounts borrowed under the RCF shall be applied for any of the foregoing purposes, as well as ongoing working capital requirements of the borrower group.

The interest rates payable are: (i) in respect of euro-denominated B4 facility loans, the Margin (2.50% per annum subject to a leverage-based margin ratchet), plus EURIBOR (subject to a floor of 0.75% per annum); (ii) in respect of U.S. dollar-denominated B4 Facility loans, the Margin (2.25% per annum subject to a leverage-based margin ratchet), plus LIBOR (subject to a floor of 0.75% per annum); and (iii) in respect of the RCF, the Margin (2.25% per annum subject to a leverage-based margin ratchet), plus EURIBOR (if euro-denominated) or LIBOR (if denominated in any other currency), in each case not subject to a floor. The Original Borrower must also pay a commitment fee on any available but undrawn amounts under the RCF at a per annum rate equal to 40% of the RCF Margin.

The Acquisition Facility will be guaranteed by each borrower and will be secured by (i) a first ranking share pledge over all of the issued and outstanding shares in the Original Borrower, (ii) a pledge granted by the parent of the Original Borrower in respect of any shareholder loans from such parent to the Original Borrower, and (iii) share security over certain subsidiaries.

The Acquisition Facility requires the borrower group to maintain a senior net debt leverage ratio, tested as of the end of each six-month period covering two quarterly accounting periods, of no more than 4.50 to 1, and a total net debt leverage ratio, tested as of the end of each six month period covering two quarterly accounting periods, of no more than 5.50 to 1.

The Acquisition Facility contains certain customary events of default the occurrence of which, subject to certain exceptions and materiality qualifications, would allow the facility agent (on the instructions of the instructing group) to (among other things) (i) cancel the total commitments, and/or (ii) declare that all or part of the outstanding loans be payable on demand.

The Acquisition Facility restricts the ability of the members of the borrower group to, among other things, incur or guarantee certain financial indebtedness; make certain disposals and acquisitions or create certain security interests over their assets, in each case, subject to carve-outs from such limitations. The Acquisition Facility also requires the borrowers to observe certain affirmative undertakings or covenants, which are subject to materiality and other customary and agreed exceptions.

Bridge Facility

On January 27, 2014, Liberty Global’s wholly-owned subsidiary, LGE HoldCo VI B.V., as borrower (the Bridge Borrower), entered into a new bridge facility agreement dated January 27, 2014 (the Bridge Facility), pursuant to which the lenders thereunder agreed to provide the Bridge Borrower with a €934.0 million ($1,277.6 million at the January 27, 2014 exchange rate) term loan facility. The lenders’ commitments may be increased with the prior consent of the lenders. Commitments under the Bridge Facility are subject to cancellation in full or in part prior to the first utilization under certain circumstances.

The initial maturity date in respect of the loans under the Bridge Facility is the first anniversary of the utilization date (the Initial Maturity Date). If certain conditions are met on the Initial Maturity Date, including the absence of any continuing default, the termination date of the loans under the Bridge Facility will be extended to the date falling 84 months after the Initial Maturity Date.

The interest rate on each loan under the Bridge Facility for each interest period is equal to the aggregate of (i) an increasing margin and (ii) EURIBOR (subject to a floor of 0.75% per annum). The interest rate is subject to an overall cap.

The Bridge Facility will be secured by a first ranking pledge of shares to be granted by the immediate holding company of the Bridge Borrower as of the first utilization date in relation to all of the issued and outstanding shares in the Bridge Borrower.

The Bridge Facility incorporates certain negative undertakings prior to the first utilization date. Following the initial utilization under the Bridge Facility, the undertakings will no longer apply. The Bridge Facility will not contain any financial maintenance covenants.
Additional Information
Nothing in this report (or incorporated herein) shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of Liberty Global. In connection with the Offer, Liberty Global will file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”). SHAREHOLDERS OF ZIGGO AND OTHER INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE OFFER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Ziggo shareholders will be able to obtain a free copy of the registration statement, as well as other filings containing information about Liberty Global, Bidco and Ziggo, without charge, at the SEC’s Internet site (http://www.sec.gov).

Copies of the registration statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Global, 12300 Liberty Boulevard, Englewood, CO 80112, USA, Attention: Investor Relations.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Merger Protocol, dated January 27, 2014, among LGE Holdco VII B.V., Ziggo N.V., and Liberty Global plc*

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Liberty Global agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: January 31, 2014